COLLATERAL SECURITY AGREEMENT

THIS COLLATERAL SECURITY AGREEMENT (the "Security Agreement") is entered into as of June 21, 2017, by and between Talon Bren Road, LLC, a Delaware limited liability company, (the "Debtor" or "Borrower"); and MCREIF SubREIT LLC, a Delaware limited liability company ("Secured Party" and "Lender").

RECITALS

A. Borrower has borrowed or will borrow funds from Secured Party pursuant to a Fifteen Million One Hundred Twenty-Seven Thousand Dollars ($15,127,000.00) ("Loan") Promissory Note dated June 21, 2017 (the "Note"). The Loan is evidenced by the loan documents ("Loan Documents") executed by Borrower, Debtor and other parties of even date herewith.

B. As security for its repayment obligations under the Note, Debtor has agreed to grant Secured Party a security interest in all of its assets on the terms set forth in this Security Agreement.

C. Capitalized terms not otherwise defined shall have their respective meanings as defined in the Note or Loan Documents.

NOW, THEREFORE, to that end and in consideration of the premises, covenants and agreements set forth below, and the mutual benefits to be derived from this Security Agreement, and other good and valuable consideration, the parties hereto agree as follows:

1. SECURITY INTEREST. To secure the "Obligation" (as defined below), Borrower hereby transfers, conveys, assigns, and grants to Secured Party a security interest in all of Borrower's assets, which may include the following items (hereinafter, collectively, the "Collateral"):

(a) GENERAL INTANGIBLES. All of Debtor's General Intangibles, now existing or hereafter arising or acquired, together with the proceeds therefrom. As used herein, the term "General Intangibles" means all personal property (including things in action) other than goods, accounts, chattel paper, documents, instruments, and money, and includes, but is not limited to, business records, deposit accounts, inventions, intellectual property, designs, patents, patent applications, trademarks, trademark applications, trademark registrations, service marks, service mark applications, service mark registrations, trade names, goodwill, technology, knowhow, confidential information, trade secrets, customer lists, supplier lists, copyrights, copyright applications, copyright registrations, licenses, permits, franchises, tax refund claims, and any letters of credit, guarantee claims, security interests, or other security held by the Debtor to secure any "Accounts" (as hereinafter defined).

(b) ACCOUNTS (INCLUDING ACCOUNTS RECEIVABLE). All of Debtor's Accounts, whether now existing or hereafter arising or acquired, together with the proceeds therefrom. As used herein, the term "Accounts" means any right of Debtor to receive payment from another person or entity, including payment for goods sold or leased, or for services rendered, no matter how evidenced or arising, and regardless of whether yet earned by performance, including, without limitation, any and all bank accounts, ACH accounts, and accounts related to credit card processing. It includes, but is not limited to, accounts, accounts receivable, contract rights, contracts receivable, purchase orders, notes, drafts, acceptances, all rights to payment earned or unearned under a charter or other contract involving the use or hire of a vessel and all rights incident to the charter or contract, and other forms of obligations and receivables.

(c) INVENTORY. All of Debtor's Inventory, whether now owned or hereafter acquired, together with the products and proceeds therefrom and all packaging, manuals, and instructions related thereto. As used herein, the term "Inventory" means all goods, merchandise, and personal property held for sale or leased or furnished or to be furnished under contracts of service, and all raw materials, work in process, or materials used or consumed in Debtor's business, wherever located and whether in the possession of Debtor, a warehouseman, a bailee, or any other person.

(d) EQUIPMENT. All of Debtor's Equipment, now owned or hereafter acquired, together with the products and proceeds therefrom, and all substitutes and replacements therefor. As used herein, the term "Equipment" includes all equipment, machinery, tools, office equipment, supplies, furnishings, furniture, or other items used or useful, directly or indirectly, in Debtor's business, all accessions, attachments, and other additions thereto, all parts used in connection therewith, all packaging, manuals, and instructions related thereto, and all leasehold or equitable interests therein.

(e) FIXTURES. All of Debtor's interest in and to all fixtures and furnishings, now owned or hereafter acquired, together with the products and proceeds therefrom, all substitutes and replacements therefor, all accessories, attachments, and other additions thereto, all tools, parts, and supplies used in connection therewith, and all packaging, manuals, and instructions related thereto, located on or attached to all of Debtor's business premises as well as every other location of Debtor's business, including but not limited to any fixtures located at 10301 Bren Road West, Minnetonka, Minnesota 55343.

(f) CHATTEL PAPER, DOCUMENTS AND INSTRUMENTS. All of Debtor's right, title, and interest in any chattel paper, documents, or instruments, now owned or hereafter acquired or arising, or now or hereafter coming into the possession, control, or custody of either Debtor or Secured Party, together with all proceeds therefrom. The terms "chattel paper," "documents," and "instruments" shall have those meanings ascribed to them in the California Uniform Commercial Code.

2. OBLIGATION. This security interest is given as security for all indebtedness and obligations owed by Borrower to Secured Party, whether now existing or hereafter incurred, under this Security Agreement or the Note, together with all extensions, modifications, or renewals thereof (hereinafter referred to, collectively, as the "Obligation").

3. PROCEEDS. As used in this Security Agreement, the term "proceeds" means all products of the Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering any of the Collateral, all property received wholly or partly in trade or exchange for any of the Collateral, all leases of any of the Collateral, and all rents, revenues, issues, profits, and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition, of any of the Collateral or any interest therein.

4. TITLE; FILING. Debtor warrants that, except as previously disclosed in writing to Secured Party, it is the owner of the Collateral free and clear of all liens, claims, and encumbrances of whatever kind or nature. Debtor covenants that so long as any portion of the Obligation remains unpaid, Debtor will not execute or file a financing statement or security agreement covering the Collateral to anyone other than Secured Party, except in the ordinary course of business or as otherwise allowed. Debtor agrees to sign and deliver one or more financing statements or supplements thereto or other instruments as Secured Party may from time to time require to comply with the Uniform Commercial Code or other applicable law to preserve, protect and enforce the security interest of Secured Party and to pay all costs of filing such statements or instruments. In addition, Secured Party shall promptly file a financing statement to perfect Secured Party's interest in the Collateral.

5. **CARE OF COLLATERAL.** Debtor will keep in effect all licenses, permits and franchises required by law or contract relating to Debtor's business (if applicable), property, or the Collateral; maintain insurance on the Collateral; keep the Collateral in good repair and be responsible for any loss or damage to it; at all times warrant and defend Debtor's ownership and possession of the Collateral keep the Collateral free from all liens, claims, encumbrances and security interests; pay when due all taxes, license fees, and other charges upon the Collateral or upon Debtor's business, property or the income therefrom; and not misuse, conceal or in any way use or dispose of the Collateral unlawfully or contrary to the provisions of this Security Agreement or of any insurance coverage. Provided however, Debtor is allowed to use and/or dispose of the Collateral in the ordinary course of business and/or consistent with past practice. Loss of, damage to, or uncollectability of the Collateral or any part thereof will not release Debtor from any of its obligations hereunder.

6. **DEFAULT**. A default hereunder will occur if any of the following events occur (hereinafter, collectively, "Events of Default"): (1) Borrower fails to pay any portion of the Obligation when due; (2) Borrower fails to perform any undertaking or materially breaches any warranty or covenant in this Security Agreement or the Note; (3) any statement, representation or warranty of Borrower or any other obligor under this Security Agreement, the Note, or Loan Documents, is untrue in any material respect when made; (4) Borrower becomes insolvent or unable to pay debts as they mature or makes an assignment for the benefit of creditors or any proceeding is instituted by or against it alleging that it is insolvent or unable to pay its debts as they mature; (5) dissolution of Borrower; (6) an attachment, garnishment, execution or other process is issued or a lien filed against any property of Borrower or property of Borrower that is secured by this Security Agreement, which is not removed within a reasonable period of time; (7) Borrower transfers an interest in any of the Collateral contrary to the provisions of this Security Agreement without the prior written consent of Secured Party other than in the ordinary course of business; (8) any attempt to secure accounts of Borrower by a lender other than Lender; (9) the signatories of the Loan Documents do not have the power to bind Borrower; or (10) default under the terms of the Loan Documents. Notwithstanding anything to the contrary herein, monetary defaults shall have a grace period of ten (10) days, and all non-monetary defaults shall have a grace period of thirty (30) days before said defaults can be declared an Events of Default.

7. **REMEDIES.** Upon the occurrence of any default hereunder at any time thereafter, all of the Obligation will, at the election of Secured Party and without notice of such election, or demand for payment, become immediately due and payable and Secured Party will have the remedies of a secured party under applicable law. In addition, Lender shall have the following specific remedies:

a. <u>Power of Sale</u>. Lender shall have the full power to sell, lease, transfer or otherwise deal with the Collateral or proceeds thereof in Lender's own name or that of Debtor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Debtor, and other persons as required by law, reasonable notice of the time and place of public sale, or the time after which any private sale or other disposition of the Collateral is to be made. However, no notice need to be provided to any person who, after an Event of Default occurs, enter into and authenticates an agreement waiving that person's right to notification of sale. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

b. Appoint Receiver. Lender shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the Rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Obligations. The receiver may serve without bond if permitted by law. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Obligations by a substantial amount. Employment by Lender shall not disqualify a person from serving as receiver.

c. Election of Remedies. Except as may be prohibited by law, all of Lender's rights and remedies, whether evidenced by this Agreement, documents executed in connection with this Agreement, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Debtor under this Agreement, after Debtor's failure to perform, shall not affect Lender's right to declare a default and exercise its remedies.

8. GENERAL. The waiver by Secured Party of any breach of any provision of this Security Agreement or warranty or representation herein set forth will not be construed as a waiver of any subsequent breach. The failure to exercise any right hereunder by Secured Party will not operate as a waiver of such night. All rights and remedies herein provided are cumulative. Debtor may not assign its rights or delegate its duties hereunder without Secured Party's written consent. This Security Agreement may not be altered or amended except by a writing signed by all the parties hereto. This Security Agreement will be governed by and construed and interpreted in accordance with the laws of the State of California. Any provision hereof found to be invalid will not invalidate the remainder. All words used herein will be construed to be of such gender and number as the circumstances require. This Security Agreement binds Debtor, its successors and assigns, and inures to the benefit of Secured Party, its successors and assigns.

9. CROSS-COLLATERALIZATION. In addition to the Note, this Agreement secures all obligations, debts and liabilities, plus interest thereon, of Borrower to Lender, or any one or more of them, as well as all claims by Lender against Borrower or any or more of them, whether now direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Borrower may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether obligation to repay such amounts may be or hereafter may become otherwise unenforceable.

10. NOTICES. Except for any notice required by Governmental Requirements to be given in another manner, (a) all notices required or permitted by this Agreement shall be in writing; (b) each notice shall be sent (i) for personal delivery by a delivery service that provides a record of the date of delivery, the individual to whom delivery was made, and the address where delivery was made; (ii) by certified United States mail, postage prepaid, return receipt requested; or (iii) by nationally recognized overnight delivery service, marked for next-business-day delivery; and (c) all notices shall be addressed to the appropriate party at its address as follows or such other addresses as may be designated by notice given in compliance with this provision:

Lender: MCREIF SubREIT LLC
999 Corporate Drive, Suite 110
Ladera Ranch, California 92694

Borrower: Talon Bren Road, LLC
5500 Wayzata Boulevard, Suite 1070
Minneapolis, Minnesota 55416

Notices will be deemed effective on the earliest of (a) actual receipt; (b) rejection of delivery; or (c) if sent by certified mail, the third day on which regular United States mail delivery service is provided after the day of mailing or, if sent by overnight delivery service, on the next day on which such service makes next-business-day deliveries after the day of sending.

To the extent permitted by Governmental Requirements, if there is more than one Borrower, notice to any Borrower shall constitute notice to all Borrowers. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address(es).

11. REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL.

a. Perfection of Security Interest. Debtor agrees to take whatever actions are requested by Lender to perfect and continue Lender's security interest in the Collateral. Upon request of Lender, Debtor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Debtor will note Lender's interest upon any and all chattel paper and instruments if not delivered to Lender for possession by Lender.

b. No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Debtor or to which Debtor is a party, and its membership agreement does not prohibit any term or condition of this Agreement.

c. Enforceability of Collateral. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, as defined by the Uniform Commercial Code, the Collateral is enforceable in accordance with its terms, is genuine, and fully complies with all applicable laws and regulations concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. At the time any account becomes subject to a security interest in favor of Lender, the account shall be a good and valid account representing an undisputed, bona fide indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions or previously shipped or delivered pursuant to a contract of sale, or for services previously performed by Debtor with or for the account debtor. So long as this Agreement remains in effect, Debtor shall not, without Lender's prior written consent, compromise, settle, adjust or extend payment under or with regard to any such Accounts. There shall be no setoffs or counterclaims against any of the Collateral, and no agreement shall have been made under which any deductions or discounts may be claimed concerning the Collateral except those disclosed to Lender in writing.

d. Location of the Collateral. Except in the ordinary course of Debtor's business, Debtor agrees to keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts or general intangibles, the records concerning the Collateral) at Debtor's address shown above or at such other locations as are acceptable to Lender. Upon Lender's request, Debtor will deliver to Lender in form satisfactory to Lender a schedule of real properties and Collateral locations relating to Debtor's operations, including without limitation the following: (1) all real property or personal property Debtor owns or is purchasing, (2) all real property or personal property Debtor is renting or leasing, (3) all storage facilities Debtor owns, rents, leases or uses and (4) all other properties where Collateral is or may be located.

e. Removal of the Collateral. Except in the ordinary course of Debtor's business, including the sales of inventory, Debtor shall not remove the Collateral from its existing location without Lender's prior written consent. Debtor shall, whenever requested, advise Lender of the exact location of the Collateral.

f. Inspection of Collateral. Lender and Lender's designated representatives and agents, including attorneys, accountants or other persons, shall have the right at all reasonable times to examine and inspect the Collateral wherever located.

g. Taxes, Assessments and Liens. Debtor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the indebtedness, or upon any of the other documents executed in connection with this Agreement. If the taxes, assessments or liens are not discharged within 15 days, Debtor shall deposit with Lender cash or cash equivalents in an amount adequate to provide of the discharge of the lien plus any interest, costs, attorneys' fees or other charges that could accrue as a result of foreclosure of sale of the Collateral. In any contest Debtor shall defend itself and Lender at Debtor's sole cost and shall satisfy any final adverse judgment before enforcement against the Collateral. Debtor agrees to furnish Lender evidence that such taxes, assessments and liens have been satisfied in full and in a timely manner.

h. Financing Statements. Debtor authorizes Lender to file a UCC financing statement or alternatively, a copy of this Agreement to perfect Lender's security interest. At Lender's request, Debtor additionally agrees to sign all other documents that are necessary to perfect, protect and continue Lender's security interest in the Collateral. Debtor will pay all filing fees, title transfer fees and other fees and costs involved unless prohibited by law or unless lender is required by law to pay such fees and costs. Debtor irrevocably appoints Lender to execute documents necessary to transfer title if there is a default. Lender may file a copy of this Agreement as a financing statement. If Debtor changes Debtor's name or address, or the name or address of any person granting a security interest under this Agreement changes, Debtor will promptly notify the Lender of such change.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.

DEBTOR:

TALON BREN ROAD, LLC,
A DELAWARE LIMITED LIABILITY COMPANY

By: Talon OP, L.P.,
a Minnesota limited partnership, its manager

By: Talon Real Estate Holding Corp.,
A Utah corporation, its general partner

By: ______________________
Name: Matthew G. Kaminski
Title: Chief Executive Officer